Exhibit 99.1
Arista Networks, Inc. Reports Second Quarter 2017 Financial Results

New Cloud Networking Products Drive Record Profitable Growth
SANTA CLARA, Calif.-- August 03, 2017 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large datacenter and computing environments, today announced financial results for its second quarter ended June 30, 2017.
Second Quarter Financial Highlights

•	Revenue of $405.2 million, an increase of 20.8% compared to the first quarter of 2017, and an increase of 50.8% from the second quarter of 2016.

•	GAAP gross margin of 64.1%, compared to GAAP gross margin of 63.9% in the first quarter of 2017 and 63.8% in the second quarter of 2016.

•	Non-GAAP gross margin of 64.4%, compared to non-GAAP gross margin of 64.2% in the first quarter of 2017 and 64.1% in the second quarter of 2016.

•	GAAP net income of $102.7 million, or $1.30 per diluted share, compared to GAAP net income of $38.9 million, or $0.53 per diluted share, in the second quarter of 2016.

•	Non-GAAP net income of $105.5 million, or $1.34 per diluted share, compared to non-GAAP net income of $53.7 million, or $0.74 per diluted share, in the second quarter of 2016.

"As we complete our third anniversary of becoming a public company, I am pleased with our record results in Q2 2017,” stated Jayshree Ullal, Arista President and CEO. “Our substantial financial performance, customer success and industry recognition has accelerated the migration to mainstream cloud networking.”
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, "We are pleased with our exceptional performance in the quarter across all key financial metrics.”
Company Highlights

•
Introduced the next generation R2 Series platforms based on merchant silicon that is twice the density and half the power of custom router silicon, delivering more than 150 Tbps of capacity for switching and routing powered by Arista’s software-driven EOS cloud technology.

•
This is the third consecutive year Arista has been recognized as a leader and positioned the furthest for Completeness of Vision in the Leaders Quadrant of the July 2017 Gartner Magic Quadrant for Data Center Networking.

•	Arista was awarded a 2017 Top Workplaces honor by the Bay Area News Group.
Financial Outlook
For the third quarter of 2017, we expect:

•	Revenue between $405 and $420 million.

•	Non-GAAP gross margin between 61% to 64%, and

•	Non-GAAP operating margin of approximately 30%.
Guidance for non-GAAP financial measures excludes legal expenses of approximately $12 million associated with the OptumSoft and Cisco litigation, including bond costs related to the importation and sale of affected products and components during the presidential review period of the 945 investigation, stock-based compensation expense, including excess tax benefits on stock-based awards, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).

Prepared Materials and Conference Call Information
Arista executives will discuss second quarter 2017 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 51037994.
The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of fiscal 2017, and statements regarding the benefits from the introduction of new products. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: Arista Networks’ dispute with Cisco Systems, Inc. including the ITC remedial orders which prohibit the importation of Arista products (or components thereof) into the U.S., or the sale of previously imported products, that are covered by those remedial orders, Arista Networks’ ability to redesign its products in a manner not covered by such remedial orders and obtain appropriate governmental approvals for those redesigned products, any penalties assessed by the ITC if Arista does not obtain such governmental approvals and Arista Networks’ ability to manage our manufacturing and supply chain including the sourcing of components on commercially reasonable terms; Arista Networks’ limited operating history; Arista Networks’ rapid growth; Arista Networks’ customer concentration; our customer’s adoption of our redesigned products and services; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the datacenter market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; Arista Networks’ dispute with OptumSoft; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com/and on the SEC’s website at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expense and related excess tax benefits, expenses associated with the OptumSoft and Cisco litigation, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation expense and related excess tax benefits, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring items. The Company has not reconciled its non-GAAP gross margin or its non-GAAP operating margin guidance to GAAP gross margin or GAAP operating margin, because we do not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Stock-based compensation expense is impacted by the Company’s future hiring and retention needs and the future fair market value of the Company’s common stock. In addition, excess tax benefits on stock-based awards will fluctuate based on these same factors, as well as the timing of exercise or vesting of such awards, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense and excess tax benefits will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
About Arista Networks
Arista Networks was founded to pioneer and deliver software-driven cloud networking solutions for large datacenter storage and computing environments. Arista’s award-winning platforms, ranging in Ethernet speeds from 10 to 100 gigabits per second, redefine scalability, agility and resilience. Arista has shipped more than ten million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards, Arista is a founding member of the 25/50GbE consortium. Arista Networks products are available worldwide directly and through partners.
ARISTA, EOS, CloudVision, and AlgoMatch are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Product	$353,904	$235,616	$645,271	$448,091
Service	51,307	33,125	95,415	62,846
Total revenue	405,211	268,741	740,686	510,937
Cost of revenue:
Product	134,406	88,021	244,242	166,934
Service	11,028	9,269	22,457	17,462
Total cost of revenue	145,434	97,290	266,699	184,396
Total gross profit	259,777	171,451	473,987	326,541
Operating expenses:
Research and development	81,194	69,020	162,804	131,535
Sales and marketing	38,630	31,744	75,657	59,350
General and administrative	23,319	17,529	45,474	32,763
Total operating expenses	143,143	118,293	283,935	223,648
Income from operations	116,634	53,158	190,052	102,893
Other income (expense), net:
Interest expense	(623)	(732)	(1,338)	(1,483)
Other income (expense), net	1,119	416	2,144	753
Total other income (expense), net	496	(316)	806	(730)
Income before provision for income taxes	117,130	52,842	190,858	102,163
Provision for income taxes	14,445	13,938	5,212	28,014
Net income	$102,685	$38,904	$185,646	$74,149
Net income attributable to common stockholders:
Basic	$102,454	$38,617	$185,139	$73,535
Diluted	$102,474	$38,635	$185,182	$73,573
Net income per share attributable to common stockholders:
Basic	$1.42	$0.57	$2.59	$1.08
Diluted	$1.30	$0.53	$2.37	$1.01
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	71,992	68,275	71,555	68,006
Diluted	78,756	72,817	78,166	72,523

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP gross profit	$259,777	$171,451	$473,987	$326,541
GAAP gross margin	64.1%	63.8%	64.0%	63.9%
Stock-based compensation expense	1,087	868	2,111	1,661
Non-GAAP gross profit	$260,864	$172,319	$476,098	$328,202
Non-GAAP gross margin	64.4%	64.1%	64.3%	64.2%

GAAP income from operations	$116,634	$53,158	$190,052	$102,893
Stock-based compensation expense	18,400	14,232	34,839	27,592
Litigation expense(1)	11,957	7,594	23,423	14,599
Non-GAAP income from operations	$146,991	$74,984	$248,314	$145,084
Non-GAAP operating margin	36.3%	27.9%	33.5%	28.4%

GAAP net income	$102,685	$38,904	$185,646	$74,149
Stock-based compensation expense	18,400	14,232	34,839	27,592
Litigation expense(1)	11,957	7,594	23,423	14,599
Excess tax benefit on share based awards	(19,079)	—	(47,869)	—
Income tax effect on non-GAAP exclusions	(8,493)	(7,056)	(18,762)	(13,580)
Non-GAAP net income	$105,470	$53,674	$177,277	$102,760

GAAP diluted net income per share attributable to common stockholders	$1.30	$0.53	$2.37	$1.01
Non-GAAP adjustments to net income	0.04	0.21	(0.10)	0.41
Non-GAAP diluted net income per share	$1.34	$0.74	$2.27	$1.42

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	78,756	72,817	78,166	72,523

Summary of Stock-Based Compensation Expense
Cost of revenue	$1,087	$868	$2,111	$1,661
Research and development	10,342	7,595	19,929	15,052
Sales and marketing	4,080	3,780	7,536	7,427
General and administrative	2,891	1,989	5,263	3,452
Total	$18,400	$14,232	$34,839	$27,592

(1)
Amounts have been excluded from non-GAAP results as they represent non-recurring OptumSoft and Cisco litigation expenses, including bond costs related to the importation and sale of affected products and components during the presidential review period of the 945 investigation.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$823,475	$567,923
Marketable securities	301,364	299,910
Accounts receivable	269,624	253,119
Inventories	363,803	236,490
Prepaid expenses and other current assets	190,923	168,684
Total current assets	1,949,189	1,526,126
Property and equipment, net	75,840	76,961
Investments	36,136	36,136
Deferred tax assets	81,469	70,960
Other assets	20,306	18,824
TOTAL ASSETS	$2,162,940	$1,729,007
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,418	$79,457
Accrued liabilities	84,413	90,951
Deferred revenue	426,750	273,350
Other current liabilities	19,216	15,795
Total current liabilities	610,797	459,553
Income taxes payable	19,970	14,498
Lease financing obligations, non-current	38,672	39,593
Deferred revenue, non-current	127,760	99,585
Other long-term liabilities	7,992	7,958
TOTAL LIABILITIES	805,191	621,187
STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	737,436	674,183
Retained earnings	621,559	435,105
Accumulated other comprehensive loss	(1,253)	(1,475)
TOTAL STOCKHOLDERS’ EQUITY	1,357,749	1,107,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,162,940	$1,729,007

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$185,646	$74,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,033	9,662
Stock-based compensation	34,839	27,592
Deferred income taxes	(8,515)	(6,876)
Amortization of investment premiums	753	385
Changes in operating assets and liabilities:
Accounts receivable, net	(16,505)	(2,396)
Inventories	(127,313)	(26,001)
Prepaid expenses and other current assets	(22,239)	(2,838)
Other assets	(470)	1,866
Accounts payable	1,299	18,501
Accrued liabilities	(5,981)	(5,196)
Deferred revenue	181,575	33,516
Income taxes payable	5,380	17,853
Other liabilities	3,593	1,779
Net cash provided by operating activities	242,095	141,996
Cash flows from investing activities
Proceeds from marketable securities	112,053	—
Purchases of marketable securities	(114,195)	(292,938)
Purchases of property and equipment	(9,534)	(12,739)
Investment in privately-held companies	—	(2,500)
Change in restricted cash	(1,254)	—
Net cash used in investing activities	(12,930)	(308,177)
Cash flows from financing activities
Principal payments of lease financing obligations	(773)	(634)
Proceeds from issuance of common stock under equity plans	28,105	11,205
Minimum tax withholding paid on behalf of employees for net share settlement	(1,356)	(599)
Net cash provided by financing activities	25,976	9,972
Effect of exchange rate changes	411	(59)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	255,552	(156,268)
CASH AND CASH EQUIVALENTS—Beginning of period	567,923	687,326
CASH AND CASH EQUIVALENTS—End of period	$823,475	$531,058